Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Mattersight Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints each of Kelly D. Conway, Mark Iserloth, and Christine R. Carsen signing singly, as the undersigned’s true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, to:

(a) execute for and in the name of the undersigned, in any and all capacities, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as any and all amendments thereto on Form 10-K/A deemed necessary, appropriate, or desirable (collectively, the “Form 10-K”), pursuant to the Securities Exchange Act of 1934 and the rules thereunder;

(b) execute for and in the name of the undersigned, in any and all capacities, the Registration Statement on Form S-3 to be filed in March 2015 related to the registration of, creation, issuance, and sale from time to time of (i) common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) preferred stock of the Company, par value $0.01 per share (the “Preferred Stock,” and together with the Common Stock, the “Equity Securities”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants or other instruments, including subscription rights and stock purchase contracts or stock purchase units, to purchase or otherwise acquire Debt Securities and/or Equity Securities, and (v) guarantees of the Debt Securities, in the aggregate principal and/or offering amount (excluding the amount of any original issue discount) approved by the Board of Directors of the Company, as well as any or all amendments (including post-effective amendments) deemed necessary, appropriate, or desirable (collectively, the “Form S-3”), pursuant to the Securities Exchange Act of 1934 and the rules thereunder.

(c) file the Form 10-K and the Form S-3, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and any stock exchange or market or similar authority on which the Company’s Common Stock is listed for trading and any other governmental or regulatory authority, and otherwise to act for him and on his behalf in connection therewith; and

(d) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be required, appropriate, or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney as of this 11th day of February 2015.

/s/ PHILIP R. DUR
Signature

Philip R. Dur
Printed Name